BIDGIVE®

Where Saving Is Giving

Increase Your Market Visibility

•

Increase Your Community Loyalty

•

Reduce Your Cost of Advertising

•

Increase Your Revenue Opportunities

August 9, 2005
Richard A. Ungerer
Executive Director
American Montessori Society
281 Park Avenue South
New York, NY 10010 – 6102
Re: Montessori Initiative

Dear Richard,

This Letter of Intent details our respective responsibilities under the assumption that the Montessori Initiative that we have been market testing with you moves forward to a contract. The contract will reflect the points included herein.

If the responsibilities as stated conform to your understanding, please sign one copy of this letter in the space provided and return the signed copy to my attention.

Goal

To design a marketing and revenue-generating program ("the Program"), the purposes of which are to:

i). Educate the parent population at large which is considering educational choices for their children, about the value of a Montessori education.

ii). Provide an educational program for the current population of parents that have children in a Montessori school. The purposes are to inform them about how and why Montessori works and the value of continuing a Montessori education for their children through adolescence.

iii). Help establish within the general population an understanding of Montessori and an acceptance within such population that Montessori is a well-respected educational philosophy with a 100 year history of success.

iv). Provide an optional revenue-generating program for schools that wish to participate in such a program.

v). Provide a program that will help raise the standards of all Montessori schools to AMS standards.

vi). Provide a program that will encourage schools to join AMS and to seek AMS accreditation.

Increase Your Market Visibility

*

Increase Your Community Loyalty

*

Reduce Your Cost of Advertising

*

Increase Your Revenue Opportunities

Responsibilities

BidGive will:

i). Develop a business plan in consultation with AMS that will limit the start-up costs of AMS to a maximum of $35,000, exclusive of your administrative and professional services such as legal and accounting. It is understood that other costs would be covered by advances by BidGive or its contractors. These costs would be recouped by both parties and any third party contractors (such as advertising and public relation firms, magazine design and management firms, sales agents, etc.), through participation in revenue derived from:

- the sale of subscriptions to the magazine,
- sponsorship sales,
- fund raising programs,
- other such revenue generating activities mutually agreed to by the parties.

ii). Work with AMS to develop the components of the Program, which are identified as:

a). Public relations campaign with national and local components designed for print and broadcast.

b). Advertising campaign that includes full-page newspaper ads in primary markets and multi page newspaper inserts.

c). Parent education campaign that includes development and management of a magazine designed for parents and a series of high quality information brochures ("Montessori folios").

d). Optional fund raising program for schools wishing to participate in such a program.

e). Sponsorship sales for the magazine, Montessori folios, newspaper ads and inserts.

f). Such other components as the Parties may agree upon during the term of the Agreement that stems from this Letter of Intent.

BIDGIVE®
Where Saving Is Giving

Increase Your Market Visibility

*

Increase Your Community Loyalty

*

Reduce Your Cost of Advertising

*

Increase Your Revenue Opportunities

iii). Protect and not use for any purpose other than the Initiative, any confidential information, or trade secrets provided by AMS.

iv). Provide and identify a primary contact person with whom the Executive Director and designated AMS staff will work regarding the following elements of the Initiative:

a). General Day-to-Day communications and activities necessary to accomplish the goals of the business plan.

b). Contract compliance, revisions, renewal.

c). All print or electronic media content and graphics

d). All Montessori related content or graphics

e). Financial accounting

f). Sponsorship approvals

v). Be responsible for the payment of all fees due its sub-contractors and to obtain from said contractors agreement to "hold AMS harmless" for any fees which are not paid for any reason.

vi). Provide editorial, design and fulfillment staff for the magazine, whose compensation shall be mutually agreed upon and who shall be paid from the revenues of the Initiative.

vii) Provide assistance in the enrollment of schools into the program.

AMS will:

i). At all times retain the right of final approval on all copy and graphics of each component of the Initiative.

ii). At all times retain final approval of any sponsors of the Initiative or any of its elements.

iii). Provide such approvals or suggested alternate sponsors, copy or graphics within a reasonable time frame so that publishing and broadcast schedules can be met.

iv). Provide a list of potential sponsors that should not be contacted for the Initiative or any element thereof.

BIDGIVE®
Where Saving Is Giving

Increase Your Market Visibility

*

Increase Your Community Loyalty

*

Reduce Your Cost of Advertising

*

Increase Your Revenue Opportunities

v). Provide and identify a primary contact person with whom the BidGive Chair and designated staff will work regarding the following elements of the Initiative:

a). Contract compliance, revisions, renewal.

b). All print or electronic media content and graphics

c). All Montessori related content or graphics

d). Financial accounting

e). Sponsorship approvals

vi). Enter into such contracts that are deemed reasonably necessary to conduct the business of the Initiative, such as Sponsor Agreements, Advertiser Agreements, Printer Agreements, and Revenue Share Agreements so that the revenue from Subscribers, Sponsors and other sources that may be generated by the Initiative can be paid directly to AMS.

vii). AMS shall commit sufficient time, attention, personnel and funding as mutually agreed upon to assist BidGive and all third party contractors and sponsors in this Initiative, and to support the Initiative and this undertaking to help ensure successful implementation, acceptance within AMS and its schools, and continuing operations.

viii) AMS is responsible for payments to their schools of the schools' shares of subscription fees, and for payment of all magazine publication and distribution costs.

Compensation

1. BidGive will receive 30% of all sponsorship revenues and will be responsible for payment to its sales and marketing staff and contractors of all salary, fees, commissions, expenses and other compensation or re-imbursements due them.
2. BidGive will receive $15 from each subscription to the magazine and will be responsible for payment to its magazine incentive staff and incentive contractors for the cost of all subscriber incentives such as gift or purchase certificates, gift or shopping cards, etc. AMS will receive $34.95 from each subscription to the magazine and will be responsible for payment of such fees as agreed upon to each individual school whose parent subscribed, and also for payment of all magazine publication and delivery costs

BIDGIVE®
INTERNATIONAL INC
Where Saving Is Giving

Increase
Your
Market
Visibility

Increase
Your
Community
Loyalty

Reduce
Your
Cost of
Advertising

Increase
Your
Revenue
Opportunities

3. The Parties shall agree upon the compensation, including deferred compensation, due all third party contractors and how such funds shall be paid from the Initiative as revenues are generated. BidGive shall receive a fee of 5% of such funds as a fee for managing said contractors and guaranteeing their payment.
4. AMS shall receive 25% of all net revenue received by BidGive that is generated by the fund raising program for distribution to the participating schools. (Net revenue is less any refunds or rebates to card holders, card processing or card issuer fees, or other such fixed fees such as processor, administrative or transaction charges)
5. Bidgive shall receive all of the revenue derived from school enrollment to be used to cover the cost and expense of printing and shipping the program marketing materials to the participating schools.
6. BidGive shall receive all revenues from school enrollment to be used to cover the cost and expense of printing and shipping the program marketing materials to the participating schools.

Term

The initial term of the agreement shall be for five years, and at upon mutual agreement of the Parties may be renewed for additional five-year terms. Following expiration of the agreement or any extensions thereof, revenues derived from sponsors or advertisers generated by BidGive or its contractors shall continue for as long as the Initiative is in place and producing revenues.

Payment at Contract

At contract, AMS shall pay to BidGive the sum of $35,000 to partially offset the expenses of BidGive and its contractors, less any sums previously paid to BidGive during the test phase of the Initiative.

Both parties agree to negotiate in good faith and enter into further terms, conditions and agreements as necessary or desired in furtherance of the business relationship outlined in this Letter Agreement.

Best personal regards,

James P. Walker, Jr
BidGive International, Inc.
President

Agreed and Accepted

Richard Ungerer
American Montessori Society
Executive Director
August 31, 2005